Exhibit 23.3

December 23, 2019

Board of Directors of

Innovus Pharmaceuticals, Inc.

8845 Rehco Road

San Diego, CA 92121

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated , to the Board of Directors of Innovus Pharamceuticals, Inc. (“Innovus”) as Annex C to, and references thereto under the headings “SUMMARY - Opinion of Stout Risius Ross, LLC.” and “THE MERGER - Opinion of Stout Risius Ross, LLC” in, the proxy statement/prospectus relating to the proposed transaction involving Innovus and Aytu BioScience, Inc. (“Aytu”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Innovus Pharmaceuticals, Inc. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Stout Risius Ross, LLC

Stout Risius Ross, LLC